CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 26, 2000 included in Hudson United Bancorp's Current Report on Form 8-K dated January 26, 2000 into Hudson United's previously filed Registration Statements on Form S-8.



ARTHUR ANDERSEN LLP
Roseland, New Jersey
January 28, 2000